Exhibit 99.1

Mersana Therapeutics Announces Appointment of Martin H. Huber, M.D., to Board of Directors

CAMBRIDGE, Mass., April 15, 2020 -- Mersana Therapeutics, Inc. (Nasdaq: MRSN), a clinical-stage biopharmaceutical company focused on discovering and developing a pipeline of antibody-drug conjugates (ADCs) targeting cancers in areas of high unmet medical need, today announced the appointment of Martin H. Huber, M.D., to its Board of Directors, effective immediately.

“We are extremely excited to bring in a new board member with such deep experience in oncology drug development. Marty’s track record in developing transforming medicines for both ovarian and lung cancer patients is unparalleled,” said Anna Protopapas, President and Chief Executive Officer of Mersana Therapeutics. “We will greatly benefit from his expertise as we progress XMT-1536 through proof of concept and into registration-enabling studies.”

Dr. Huber most recently served as Senior Vice President and Chief Medical Officer at TESARO, Inc. before its acquisition by GSK. While at TESARO, he drove the expansion of the niraparib program and advanced the company’s immuno-oncology agents into the clinic. Prior to that, he was Vice President, Oncology Clinical Research at Merck Research Laboratories where he was the program lead for pembrolizumab in non-small cell lung cancer. Prior to Merck he served in roles of increasing responsibility at Schering-Plough, Hoffmann-La Roche and Rhone-Poulenc Rorer, where he led teams in the areas of oncology clinical development, drug safety and pharmacovigilance. He previously served as an Assistant Professor of Oncology at the University of Texas MD Anderson Cancer Center. Dr. Huber holds an M.D. from the Baylor College of Medicine.

“The Phase 1 data for XMT-1536, Mersana’s first-in-class Dolaflexin ADC targeting NaPi2b, are very promising, showing confirmed responses and prolonged stable disease in a heavily-pretreated population, a strong biomarker-response relationship, and a tolerability profile distinct from other ADC platforms,” said Dr. Huber. “Moreover, Mersana’s Dolasynthen and Immunosynthen platforms have the potential to further advance the science of ADCs. I look forward to helping advance Mersana’s commitment to develop innovative oncology ADC therapeutics for people living with cancer.”

About Mersana Therapeutics

Mersana Therapeutics is a clinical-stage biopharmaceutical company using its differentiated and proprietary ADC platforms to rapidly develop novel ADCs with optimal efficacy, safety and tolerability to meaningfully improve the lives of people fighting cancer. Mersana’s lead product candidate, XMT-1536, is in a Phase 1 proof-of-concept clinical trial in patients with tumors likely to express NaPi2b, including ovarian cancer and NSCLC adenocarcinoma. Mersana’s second product candidate targeting NaPi2b-expressing tumors, XMT-1592, is an ADC created using Mersana’s customizable and homogenous Dolasynthen platform. The Company’s early stage programs include a B7-H4 targeting ADC, as well as a STING agonist ADC developed using the Company’s Immunosynthen platform. In addition, multiple partners are using Mersana’s Dolaflexin platform to advance their ADC pipelines.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of federal securities laws. These forward-looking statements are not statements of historical facts and are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the Company’s business strategy and the design, progression and timing of its clinical trials. Forward-looking statements generally can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. The Company’s operations involve risks and uncertainties, many of which are outside its control, and any one of which, or combination of which, could materially affect its results of operations and whether the forward-looking statements ultimately prove to be correct. Factors that may materially affect the Company’s results of operations and whether these forward-looking statements prove to be correct include, among other things, that preclinical testing may not be predictive of the results or success of ongoing or later preclinical or clinical trials, that the development and testing of the Company’s product candidates and new platforms will take longer and/or cost more than planned, including as a result of any impact of the current pandemic, and that the identification of new product candidates will take longer than planned, as well as those listed in the Company’s Annual Report on Form 10-K filed on February 28, 2020, with the Securities and Exchange Commission (“SEC”) and subsequent SEC filings. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

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Contact:

Investor & Media Contact

Sarah Carmody, 617-844-8577

scarmody@mersana.com